Morgan Stanley Capital Growth Securities
                     Item 77(o) 10f-3 Transactions
                  April 1, 2001 - September 30, 2001

Security Date of   Price    Shares   % of   Total          Purcha  Broker
         Purchase  Of       Purchas  Assets Issued         sed
                   Shares   ed                             By
                                                           Fund
Peabody  06/22/01   $28.00   10,600  0.072%  $420,000,000  0.071%  Lehman
Energy                                                             Brother
Corp.                                                              s
Willis   06/22/01   $13.50   20,700  0.070%  $270,000,000  0.104%  Salomon
Group                                                              Smith
Holdings                                                           Barney
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